Company Contact:
Laby Wu, Chief Financial Officer, Director of Investor Relations
Puda Coal, Inc.
Tel:   +86-10-6439-2405
Email: labywu@gmail.com
Web:   http://www.pudacoalinc.com

Investor Relations Contact:
Crocker Coulson, President	Elaine Ketchmere, Partner
CCG Investor Relations	Tel: +1-310-954-1345
Tel: +1-646-213-1915	Email: elaine.ketchmere@ccgir.com
Email: crocker.coulson@ccgir.com	Web: www.ccgirasia.com

FOR IMMEDIATE RELEASE

Puda Coal Signs Agreements to Acquire Two Additional
Coal Mines

TAIYUAN, SHANXI PROVINCE, China, October  25, 2010 – Puda Coal, Inc. (NYSE Amex: PUDA) (“Puda Coal” or the “Company”), a supplier of high grade metallurgical coking coal used to produce coke for steel manufacturing in China and a consolidator of twelve coal mines in Shanxi Province, today announced that Shanxi Puda Coal Group Co. Ltd (“Shanxi Coal”), a 90% subsidiary of Puda Coal, entered into separate mining rights and mining assets transfer agreements with two coal mines located in Pinglu County, Shanxi Province, on October 20, 2010, Pinglu County Sanmenzhen Xuhutuo Coal Mine Ltd. (“Xuhutuo Coal”) and Pinglu County Daqi Coal Mine Ltd. (“Daqi Coal”).

Pursuant to the agreement with Xuhutuo Coal, Shanxi Coal will pay Xuhutuo Coal an aggregate purchase price of RMB 125,000,000 (approximately $18.77 million) in cash, of which RMB 20,660,000 (approximately $3.10 million) is for Xuhutuo’s tangible assets and RMB 104,340,000 (approximately $15.67 million) is for the mining rights of and compensation to Xuhutuo Coal. Shanxi Coal agrees to pay 50% of the purchase price (RMB 62,500,000, or approximately $9.39 million) within three days of the execution of the agreement, 40% of the purchase price (RMB 50,000,000, or approximately $7.51 million) within 15 days after the registration and the ownership certificates of the mining rights and property deed are transferred to Shanxi Coal, and the remaining 10% of the purchase price (RMB 12,500,000, or approximately $1.87) six months after the completion of the transfer.

Pursuant to the agreement with Daqi Coal, Shanxi Coal will pay Daqi Coal an aggregate purchase price of RMB 66,200,000 (approximately $9.94 million) in cash, of which RMB 8,348,300 (approximately $1.25 million) is for Daqi Coal’s tangible assets and RMB 57,851,700 (approximately $8.69 million) is for the mining rights of and compensation to Daqi Coal. Shanxi Coal agrees to pay 50% of the purchase price (RMB 33,100,000, or approximately $4.97 million) within three days of the execution of the agreement, 40% of the purchase price (RMB 26,480,000, or approximately $3.97 million) within 15 days after the registration and the ownership certificates of the mining rights and property deed are transferred to Shanxi Coal, and the remaining 10% of the purchase price (RMB 6,620,000, or approximately $994,000) six months after the completion of the transfer.

Pursuant to the above agreements, Xuhutuo Coal and Daqi Coal will be responsible for canceling or terminating their respective employment contracts (or labor relationships) with their staff, paying all unpaid wage, premium and welfare expenses, and bearing all of the expenses caused by the cancellation or termination of the employment contracts.

Shanxi Coal plans to place all the purchased assets of Xuhutuo Coal and Daqi Coal into Shanxi Pinglu Dajinhe Jinmen Coal Co., Ltd., a newly established project company approved by the Shanxi provincial government, which is one of the three project companies defined by the Company as Phase II of the Pinglu Project.

Phase II of the Pinglu Project will be co-developed by Shanxi Coal, Mr. Zhao Ming and Mr. Gao Jianping (the “Co-Investors”) based on the Investment Cooperation Agreement signed on August 1, 2010, pursuant to which Shanxi Coal, Mr. Zhao Ming and Mr. Gao Jianping will contribute 40%, 30% and 30%, respectively, of the total investment needed for the consolidation and construction of Phase II of the Pinglu Project. The Co-Investors authorized Shanxi Coal to manage Phase II of the Pinglu Project.  Thus the Xuhutuo Coal and Daqi Coal mining assets acquisition, as well as the subsequent project company construction, will be developed by the Co-Investors.

Upon completion of the transfer of the mining rights and mining assets under the above agreements, Puda Coal plans to consolidate Daqi Coal into Xuhutuo Coal, which will increase the designed annual capacity from the current aggregate annual capacity of 360,000 metric tons to 900,000 metric tons. The Company expects to complete the consolidation and restructuring within a period of twelve months after the assets transfer.  Xuhutuo Coal and Daqi Coal have high quality thermal coal reserves.

“With definitive agreements in place to acquire assets and mining rights from Xuhutuo Coal and Daqi Coal, we have now commenced Phase II of our Pinglu Project,” commented Mr. Liping Zhu, CEO of Puda Coal.  “More importantly, we have finalized negotiations with all of the owners of Phase II of the Pinglu Project at an aggregate price below our previous estimates.  We expect to sign definitive agreements with the owners of the four remaining Pinglu County mines as soon as possible.”

“Our experience with our Da Wa Coal and Guanyao Coal has provided us with knowledge and expertise in coal mine consolidation permit application process and coal mine construction.  Such knowledge and expertise will be helpful as we proceed with our remaining coal mine consolidation projects,” Mr. Zhu concluded.

About Puda Coal, Inc.

Puda Coal, through its subsidiaries, supplies premium high grade metallurgical coking coal used to produce coke for steel manufacturing in China. The Company currently possesses 3.5 million metric tons of annual coking coal capacity. The Company has recently moved upstream into coal mining, as a consolidator and acquirer of coal mines in Shanxi Province, including the Pinglu projects and the Jianhe projects. On September 30, 2009, Shanxi Coal, a 90% indirect subsidiary of the Company, was appointed by the Shanxi provincial government as an acquirer and consolidator of eight thermal coal mines located Pinglu County in southern Shanxi Province. Shanxi Coal plans to consolidate the eight coal mines into five, increasing their total annual capacity from approximately 1.6 million to 3.6 million metric tons. Shanxi Coal received another approval by the Shanxi provincial government to consolidate four additional coking coal mines into one coal mine in Huozhou County. After the completion of the consolidation, the Jianhe project is expected to increase the total annual capacity from 720,000 metric tons to 900,000 metric tons, according to the Shanxi provincial government's approval. For more information, please visit http://www.pudacoalinc.com

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. For example, the closing of the transactions contemplated under each coal mine acquisition agreement is subject to various closing conditions, and the anticipated annual capacity of the acquired coal mines will be subject to risks and uncertainties relating to market and geological conditions as well as our management’s ability to operate and manage the coal mines. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

###